EXHIBIT 23.1
INDEPENDENT  AUDITORS'  CONSENT
We consent to the incorporation by reference in Registration Statement No. 333-55290 on Form S-8 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting method), included in the Annual Report on Form 10-K of Peet's Coffee & Tea, Inc. for the year ended December 29, 2002.


/s/  Deloitte  &  Touche  LLP

San  Francisco,  California
March  28,  2003